UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 23, 2009

Black Raven Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1875 Lawrence Street, Suite 450, Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 308-1330

(Registrant’s telephone number, including area code)

PRB Energy, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

As previously reported, on January 16, 2009, the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”) entered an order confirming the Modified Second Amended Joint Plan of Reorganization (the “Plan”) filed by PRB Energy, Inc. (“PRB”) and PRB Oil & Gas, Inc. (“PRB Oil”).  On February 2, 2009 (the “Effective Date”), the Plan became effective.  In connection with PRB’s reorganization and exit from bankruptcy, PRB changed its corporate name to Black Raven Energy, Inc. (“Black Raven Energy”).

Black Raven Energy, West Coast Opportunity Fund, LLC (“WCOF”) and the Official Committee of Unsecured Creditors Appointed by the Bankruptcy Court entered into an Agreement Regarding New Equity Raise Under the Plan (the “Agreement”), effective as of April 13, 2009.  The Agreement modifies the obligations of the parties under the Plan to release WCOF from its obligation to raise or guarantee Black Raven Energy’s receipt of $7.5 million of additional equity funding.  The Agreement requires WCOF to purchase from Black Raven Energy 166,667 shares of Black Raven Energy common stock for $3.00 per share within 10 business days of the date of the Agreement and an additional $3 million in Black Raven Energy common stock, preferred stock or convertible debt securities from time to time prior to September 10, 2010 at a purchase price of $2.00 per share of common stock.

The Agreement also modifies the Secured Loan and Exit Financing Facility (collectively, the “Loans”) provided by WCOF under the Plan.  The Agreement changes the interest rate on the Loans to 2.5% per annum until Black Raven Energy meets the Capital Raise Condition (defined below) and to 10% per annum after Black Raven Energy meets the Capital Raise Condition.  The Capital Raise Condition is met once Black Raven Energy receives gross proceeds in excess of $7.5 million from the sale of securities or other contributions to capital (including the sales to WCOF described above).  The Agreement also extends the maturity date of the Loans to December 31, 2011 and eliminates the prepayment penalty.

In addition, on April 23, 2009, Black Raven Energy and WCOF entered into a Securities Purchase Agreement (the “SPA”) relating to the sale of 166,667 shares of Black Raven Energy common stock to WCOF for an aggregate price of $500,000.

Item 3.02                                             Unregistered Sales of Equity Securities.

Pursuant to the SPA, on April 23, 2009, Black Raven Energy issued 166,667 shares of its common stock to WCOF for aggregate consideration of $500,000.  The common stock was issued pursuant Regulation D under the Securities Act of 1933, as amended.

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1

Agreement Regarding New Equity Raise Under the Modified Second Amended Joint Plan of Reorganization, effective as of April 13, 2009, by and among Black Raven Energy, Inc., West Coast Opportunity Fund, LLC and the Official Committee of Unsecured Creditors.

Exhibit 10.2	Securities Purchase Agreement dated April 23, 2009 between Black Raven Energy, Inc. and West Coast Opportunity Fund, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLACK RAVEN ENERGY, INC.

Date: April 30, 2009

	By:	/s/ William F. Hayworth
William F. Hayworth
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1

Agreement Regarding New Equity Raise Under the Modified Second Amended Joint Plan of Reorganization, effective as of April 13, 2009, by and among Black Raven Energy, Inc., West Coast Opportunity Fund, LLC and the Official Committee of Unsecured Creditors.

10.2	Securities Purchase Agreement dated April 23, 2009 between Black Raven Energy, Inc. and West Coast Opportunity Fund, LLC.